UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2010

MINERCO RESOURCES, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-156059
(State or other jurisdiction of incorporation)	(Commission File No.)

16225 Park Ten Place
Suite #500
Houston, Texas 77084
(Address of principal executive offices and Zip Code)

(281) 994-4187
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 16, 2010, we entered into an exclusive employment agreement with Sam J Messina III to serve as our Chief Financial Officer, Secretary and Treasurer.

The agreement is for a term of five years beginning December 16, 2010 and ending December 15, 2015.  An Extension to the Term must be agreed upon in writing and executed by the Company and Mr. Messina no later than 5 p.m. Eastern Standard Time on December 15, 2015.

Mr. Messina will be paid  a salary of $120,000 per annum beginning on December 27, 2010.  If revenues exceed $10 million, then Mr. Messina’s salary will be increased to $240,000 per annum.  If revenues exceed $20 million, then Mr. Messina’s salary will be increased to $360,000 per annum.

Mr. Messina was issued 30,000,000 shares of common stock, upon the effective date of the agreement.

If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy within 12 months of the date of the agreement, all shares granted will be cancelled. If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twelve months and before 24 months of the date of the agreement, Twenty- Four Million (24,000,000) shares granted to him will be returned.If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after twenty four months and before 36 months of the date of the agreement, Eighteen Million (18,000,000) s shares granted to him will be returned. If Mr. Messina voluntarily terminates his employment with the Company or if a petition for Chapter 7 bankruptcy is filed by the Company resulting in an adjudication of bankruptcy after thirty six months and before 48 months of the date of the agreement, Twelve Million (12,000,000) shares granted to him will be returned.

If there is a sale of all or substantially all of the assets or a merger in which the Company is not the surviving entity, Mr. Messina will be entitled to receive an additional amount of shares of common stock in the Company which would equal Five percent (5%) of the final value of the transaction.

Further, Mr. Messina will be entitled to such additional bonus, if any, as may be granted by the Board (with Mr. Messina abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under the Agreement.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On December 16, 2010, the Company issued 30,000,000 shares of its common stock to its Chief Financial Officer pursuant to an employment agreement dated December 16, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MINERCO RESOURCES, INC.

Date: December 20, 2010	By:	/s/ V. Scott Vanis
Name V. Scott Vanis
Title CEO & President

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This Current Report on Form 8-K responds to the following items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

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